Exhibit 99.1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth estimates of the various expenses, other than any underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$12,546
Printing and related expenses	10,000
Legal fees and expenses	420,000
Accounting fees and expenses	50,000
Transfer Agent and Registrar fees	5,000
Miscellaneous	7,454
Total	$505,000